Exhibit H(10)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (the “Manager”), and MassMutual Premier Funds, a Massachusetts business trust (the “Trust”), effective as of the 31st day of December, 2004.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Premier Strategic Income Fund, MassMutual Premier Main Street Fund, MassMutual Premier Capital Appreciation Fund and MassMutual Premier Global Fund (the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1.	Expense Limitation

The Manager agrees to cap the fees and expenses of each Fund (other than extraordinary litigation and legal expenses, or other non-recurring or unusual expenses) at the following amounts through February 28, 2006. This agreement cannot be terminated unilaterally by the Manager.

MassMutual Premier Strategic Income Fund

Class S shares .71%

Class Y shares .76%

Class L shares .89%

Class A shares 1.16%

Class N shares 1.38%

MassMutual Premier Main Street Fund

Class S shares .60%

Class Y shares .83%

Class L shares .93%

Class A shares 1.23%

Class N shares 1.53%

MassMutual Premier Capital Appreciation Fund

Class S shares .71%

Class Y shares .82%

Class L shares .97%

Class A shares 1.09%

Class N shares 1.46%

MassMutual Premier Global Fund

Class S shares .89%

Class Y shares 1.03%

Class L shares 1.14%

Class A shares 1.43%

Class N shares 1.52%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 31st day of December, 2004.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ JAMES S. COLLINS
James S. Collins, Vice President and Actuary

MASSMUTUAL PREMIER FUNDS on behalf of MASSMUTUAL PREMIER STRATEGIC INCOME FUND, MASSMUTUAL PREMIER MAIN STREET FUND, MASSMUTUAL PREMIER CAPITAL APPRECIATION FUND AND MASSMUTUAL PREMIER GLOBAL FUND

By:	/s/ DEANNE B. DUPONT
DeAnne Dupont, Treasurer